Exhibit 5.1
LIONEL SAWYER & COLLINS ATTORNEYS AT LAW
SAMUEL S. LIONEL GARY W. DUHON GRANT SAWYER LAUREL E. DAVIS (1918-1996) DAN R. REASER JON R. COLLINS MARK LEMMONS (1923-1987) HOWARD E. COLE RICHARD H. BRYAN PAUL E. LARSEN JEFFREY P. ZUCKER ALLEN J. WILT PAUL R. HEJMANOWSKI LYNN S. FULSTONE ROBERT D. FAISS RORY J. REID JEFFREY D. MENICUCCI JON A. BAUMUNK DAVID N. FREDERICK DAN C. McGUIRE JANET SUE BESSEMER CHRISTOPHER CHILDS RICHARD W. HORTON JOHN E. DAWSON GREGORY R. GEMIGNANI MEREDITH L. STOW DAN C. BOWEN FRED D. “PETE” GIBSON, III DOREEN SPEARS HARTWELL JOICE B. BASS RODNEY M. JEAN LESLIE BRYAN HART LINDA M. BULLEN DOUGLAS A. CANNON HARVEY WHITTEMORE CRAIG E. ETEM 1700 BANK OF AMERICA PLAZA LAURA K. GRANIER RICHARD CUNNINGHAM TODD TOUTON TODD E. KENNEDY 300 SOUTH FOURTH STREET MAXIMILIANO D. COUVILLIER III MATTHEW R. POLICASTRO CAM FERENBACH MATTHEW E. WATSON LAS VEGAS, NEVADA 89101 MICHAEL D. KNOX JACOB D. BUNDICK LYNDA S. MABRY SHAWN M. ELICEGUI (702) 383-8888 ERIN FLYNN ADAM D. SMITH MARK H. GOLDSTEIN G. LANCE COBURN —— JENNIFER ROBERTS GARRETT D. GORDON KIRBY J. SMITH JOHN M. NAYLOR FAX (702) 383-8845 SUZANNE L. MARTIN TREVOR HAYES COLLEEN A. DOLAN WILLIAM J. McKEAN lsc@lionelsawyer.com BRENT HEBERLEE JENNIFER J. DiMARZIO JENNIFER A. SMITH ELIZABETH BRICKFIELD www.lionelsawyer.com MATTHEW B. CRANE PEARL GALLAGHER July 21, 2006 OF COUNSEL ELLEN WHITTEMORE BRIAN HARRIS LAURA J. THALACKER WRITER’S DIRECT DIAL NUMBER (702) 383-8888 mgoldstein@lionelsawyer.com
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
     Re:      Registration Statement on Form S-4
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the exchange of $500,000,000 in aggregate principal amount of the Company’s outstanding 6.75% senior notes due 2013 and issued in a private placement on April 5, 2006 and $250,000,000 in aggregate principal amount of the Company’s outstanding 6.875% senior notes due 2015 and issued in a private placement on April 5, 2006 (collectively, the “Initial Notes’’) under an indenture (the “Indenture”) entered into by and among U.S. Bank National Association, as the trustee, and the Company on April 5, 2006, for the Company’s registered 6.75% senior notes due 2013 and 6.875% senior notes due 2016 (collectively, the “Exchange Notes’’). The Exchange Notes will be issued under the same Indenture under which the Initial Notes were issued. The Initial Notes and the Exchange Notes are referred to herein collectively as the “Notes.” The Initial Notes are, and the Exchange Notes will be, guaranteed by Subsidiary Guarantors. Initial Notes that are accepted for Exchange Notes will be cancelled and retired.
RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS
          ATTORNEYS AT LAW
MGM MIRAGE
July 21, 2006

All capitalized terms not defined herein shall have the same definitions as those ascribed to them, in the Indenture.
We have examined originals or copies of each of the documents listed below:
1. The Registration Statement;
2. The Registration Rights Agreement;
3. Articles of Incorporation or Organization, as appropriate, for the domestic Company Subsidiaries identified as Nevada entities on Exhibit A hereto (the “Nevada Subsidiaries”) certified by an officer of the Company;
4. Resolutions of the Board of Directors, Members, Managers or partners for each of the Nevada Subsidiaries, as appropriate, certified by an officer of the Company;
5. Bylaws, Operating Agreement, or partnership agreement as appropriate, for the Nevada Subsidiaries certified by an officer of the Company;
6. the Exchange Notes; and
7. the guarantees of the Subsidiary Guarantors in the form attached to the Notes (“Subsidiary Guarantees”);
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein. We assume that (i) the execution, delivery and performance of the Notes are within the power of the Company, (ii) the Notes have been duly authorized, executed and delivered and (iii) the Notes do not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Company is subject.
We assume that: (i) the execution, delivery and performance of the Subsidiary Guarantees are within the power of those Subsidiary Guarantors that are not Nevada Subsidiaries, (ii) the Subsidiary Guarantees have been duly authorized, executed and delivered by those Subsidiary Guarantors that are not Nevada Subsidiaries and (iii) the Subsidiary Guarantees do not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which those Subsidiary Guarantors that are not Nevada Subsidiaries are subject.

LIONEL SAWYER & COLLINS
          ATTORNEYS AT LAW
MGM MIRAGE
July 21, 2006

To the extent that the obligations of the Company under the Indenture or the obligations of the Subsidiary Guarantors under any Subsidiary Guarantees may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the Indenture (the “Trustee”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance generally, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.
Based upon the foregoing and subject to the following and subject to the due establishment of the terms, conditions and provisions of the Exchange Notes and Subsidiary Guarantees and completion of any necessary corporate, limited liability company or partnership action, as applicable, it is our opinion that the Exchange Notes and the Subsidiary Guarantees, when duly executed, authenticated and delivered in accordance with the Indenture and the Registration Rights Agreement, will constitute valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
We express no opinion concerning any securities law or rule.
Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada or the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.
We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

LIONEL SAWYER & COLLINS
          ATTORNEYS AT LAW
MGM MIRAGE
July 21, 2006

This opinion letter is intended solely for use in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely on it pursuant to the applicable provisions of the federal securities laws. In addition, Christensen, Glaser, Fink, Jacobs, Weil & Shapiro, LLP may rely upon this opinion for the purpose of rendering a legal opinion in connection with the Registration Statement.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS

Exhibit A
Nevada Subsidiaries

AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
Bellagio, LLC, a Nevada limited liability company
Boardwalk Casino, Inc., a Nevada corporation
Circus Circus Casinos, Inc., a Nevada corporation
CITYCENTER REALTY CORPORATION, a Nevada corporation
Colorado Belle Corp., a Nevada corporation
Country Star Las Vegas, LLC, a Nevada limited liability company
Destron, Inc., a Nevada corporation
Diamond Gold, Inc., a Nevada corporation
Edgewater Hotel Corporation, a Nevada corporation
Galleon, Inc., a Nevada corporation
Gold Strike Aviation, Incorporated, a Nevada corporation
Gold Strike Fuel Company, a Nevada partnership
By:	Oasis Development Company, Inc., a Nevada corporation, Partner
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Gold Strike L.V., a Nevada partnership
By:	Diamond Gold Inc., a Nevada corporation, Partner
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Goldstrike Finance Company, Inc., a Nevada corporation
Goldstrike Investments, Incorporated, a Nevada corporation
Grand Laundry, Inc., a Nevada corporation
Jean Development Company, a Nevada partnership
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner

By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
JEAN DEVELOPMENT NORTH
By:	MSE INVESTMENTS, INCORPORATED, Partner
By:	LAST CHANCE INVESTMENTS, INCORPORATED, Partner
By:	GOLDSTRIKE INVESTMENTS, INCORPORATED, Partner
By:	DIAMOND GOLD, INC., Partner
Jean Development West, a Nevada partnership
By:	Diamond Gold Inc., a Nevada corporation, Partner
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Jean Fuel Company West, a Nevada partnership
By:	Oasis Development Company, Inc., a Nevada corporation, Partner
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Last Chance Investments, Incorporated, a Nevada corporation
LV Concrete Corp., a Nevada corporation
Mandalay Corp., a Nevada corporation
Mandalay Marketing and Events, a Nevada corporation
Mandalay Place (f.k.a. New Dirt, Inc.), a Nevada corporation
Mandalay Resort Group, a Nevada corporation
Metropolitan Marketing, LLC, a Nevada limited liability company
MGM Grand Condominiums, LLC, a Nevada limited liability company
MGM Grand Condominiums II, LLC, a Nevada limited liability company

MGM Grand Condominiums III, LLC, a Nevada limited liability
company
MGM Grand Condominiums East — Tower 1, LLC, a Nevada limited liability company
MGM Grand Hotel, LLC, a Nevada limited liability company
MGM Grand New York, LLC, a Nevada limited liability company
MGM Grand Resorts, LLC, a Nevada limited liability company
MGM Grand Resorts Development, a Nevada corporation
MGM MIRAGE Advertising, Inc., a Nevada corporation
MGM MIRAGE Aircraft Holdings, LLC, a Nevada limited liability company
MGM MIRAGE Aviation Corp., a Nevada corporation
MGM MIRAGE Corporate Services, a Nevada corporation
MGM MIRAGE Design Group, a Nevada corporation
MGM MIRAGE Development LLC., a Nevada limited liability company
MGM MIRAGE Entertainment and Sports, a Nevada corporation
MGM MIRAGE International, a Nevada corporation
MGM MIRAGE Manufacturing Corp., a Nevada corporation
MGM MIRAGE Operations, Inc., a Nevada corporation
MGM MIRAGE Retail, a Nevada corporation
MH, Inc., a Nevada corporation
M.I.R. Travel, a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
Mirage Resorts, Incorporated, a Nevada corporation
MRG Vegas Portal, Inc., a Nevada corporation
MRGS Corp., a Nevada corporation
M.S.E. Investments, Incorporated, a Nevada corporation
New Castle Corp., a Nevada corporation
New PRMA Las Vegas, Inc., a Nevada corporation
New York-New York Hotel & Casino, LLC, a Nevada limited
liability company
New York-New York Tower, LLC, a Nevada limited liability company
Oasis Development Company, Inc., a Nevada corporation
Plane Truth, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability company
PRMA Land Development Company, a Nevada corporation
PRMA, LLC, a Nevada limited liability company
Project CC, LLC, a Nevada limited liability company
Railroad Pass Investment Group, a Nevada partnership

By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
Ramparts International, a Nevada corporation
Ramparts, Inc., a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
The Signature Condominiums, LLC, a Nevada limited liability company
Slots-A-Fun, Inc., a Nevada corporation
Treasure Island Corp., a Nevada corporation
Victoria Partners, a Nevada partnership
By:	Oasis Development Company, Inc., a Nevada corporation, Partner
By:	Goldstrike Investments, Incorporated, a Nevada corporation, Partner
By:	Last Chance Investments, Incorporated, a Nevada corporation, Partner
By:	M.S.E. Investments, Incorporated, a Nevada corporation, Partner
VidiAd, a Nevada corporation